Exhibit 10.52
First Amendment To Securities Purchase Agreement
             This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of October 27, 2008, between Ecology Coatings, Inc., a corporation organized under the laws of the state of Nevada (the “Company”), and Equity 11, Ltd., a corporation organized under the laws of the state of Michigan (the “Purchaser”).
     1.     The Company has deemed it to be in its best interest to provide additional time and flexibility to Purchaser to decide whether to make additional purchase(s) of Convertible Preferred Shares. Accordingly, the parties agree to amend Section 2.2 of the Agreement as follows:

Section 2.2	Purchases of Additional Preferred Shares.
     (1)     Purchaser, in Purchaser’s sole and absolute discretion, may purchase up to 3740 additional Convertible Preferred Shares by the dates and not less than the amounts as shown below:

Days from Initial Closing	Number of Shares	Aggregate Purchase Price
30	750	$750,000
     Thereafter, until May 28, 2009, Purchaser may make additional purchases of up to 2,990 additional Convertible Preferred Shares at times and in amounts at its discretion.

ECOLOGY COATINGS, INC.		EQUITY 11, LTD.

BY:	/s/Robert G. Crockett	By:	/s/ J.B. Smith

Its:	CEO	Its:	CEO